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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

              Date of Report (Date of the earliest event reported)
                                  July 24, 2000


                       PLAY BY PLAY TOYS & NOVELTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             Texas                        0-26374                74-2623760
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                                  4400 Tejasco
                            San Antonio, Texas 78218
              (Address of principal executive offices and zip code)


                                 (210) 829-4666
              (Registrant's telephone number, including area code)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      At a special meeting held on July 24, 2000, the Audit Committee of the Board of Directors of Play By Play Toys & Novelties, Inc. (the "Company") approved the dismissal of PricewaterhouseCoopers LLP as the Company's principal accountant to audit the Company's financial statements and approved the engagement of Ernst & Young LLP as the Company's principal accountant to audit the Company's financial statements for the fiscal year ending July 31, 2000.

      The reports of PricewaterhouseCoopers LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

      In connection with the audits of the Company's financial statements for each of the two fiscal years ended July 31, 1999 and 1998, and through July 24, 2000, there were no disagreements with PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the matter in their reports on the financial statements for such years.

      PricewaterhouseCoopers LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission indicating
PricewaterhouseCoopers LLP's agreement with the above statements. A copy of that letter is attached as an exhibit herewith.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

 (c)  Exhibits

16.1  Letter from PricewaterhouseCoopers LLP, dated July 26, 2000.

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   INDEX TO EXHIBITS

NUMBER                         DESCRIPTION OF EXHIBITS
------        ------------------------------------------------------------
 16.1*        Letter from PricewaterhouseCoopers LLP, dated July 26, 2000.


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* Included herewith

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 28th day of July 2000.

                                    PLAY BY PLAY TOYS & NOVELTIES, INC.

                                    By: /s/ JOE M. GUERRA
                                            Joe M. Guerra
                                            CHIEF FINANCIAL OFFICER,
                                            SECRETARY AND TREASURER

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